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                                                                     Exhibit 1.1


                        Radio Unica Communications Corp.

                              5,700,000 Shares (a)
                                  Common Stock
                                ($.01 par value)

                             Underwriting Agreement

                                                              New York, New York
                                                                October __, 1999

Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
CIBC World Markets
Donaldson, Lufkin & Jenrette Securities
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

         Radio Unica Communications Corp., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 5,700,000 shares of Common Stock, $.01 par value ("Common Stock") of the Company (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The persons named in Schedule II hereto (the "Selling Stockholders") also propose to grant to the Underwriters an option to purchase up to 855,000 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholders shall mean either the singular or plural. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.


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(a)         Plus an option to purchase from the Selling Stockholders up to
855,000 additional Securities to cover over-allotments.

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         As part of the offering contemplated by this Agreement, Salomon Smith
Barney Inc. ("Salomon Smith Barney") has agreed to reserve out of the Securities set forth opposite its name on Schedule I hereto, up to _______ shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Securities to be sold by Salomon Smith Barney pursuant to the Directed Share Program (the "Directed Shares") will be sold by Salomon Smith Barney pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by Salomon Smith Barney as set forth in the Prospectus.

         1. REPRESENTATIONS AND WARRANTIES.

         (i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

                  (a) The Company has prepared and filed with the Commission a registration statement (file number 333-82561) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                  (b) The Securities are to be offered and sold to United States and Canadian Persons (as defined herein). For purposes of distribution to Canadian Persons the Prospectus shall have a Canadian "wrap-around" (the "Canadian Offering Memorandum"). Insofar as it relates to offers or sales of Securities in Canada, all references to the Prospectus shall include the Canadian Offering Memorandum.


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                  (c) On the Effective Date, the Registration Statement did or
         will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                  (d) (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that
         (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

                  (e) The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                  (f) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material


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         properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); notwithstanding the foregoing, either the Company or its relevant subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of Arizona, California, Colorado, Florida, Illinois, New York and Texas.

                  (g) All the outstanding shares of capital stock of each Subsidiary (as defined in paragraph (dd) of this Section 1) have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (h) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities being sold by the Selling Stockholders are duly listed, and admitted and authorized for trading, on the Nasdaq National Market and the Securities being sold hereunder by the Company are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities except for such rights as have been effectively waived; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                  (i) There is no license, permit, franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Business - Radio Stations", "Business - Federal Regulation of Radio Broadcasting" and "Business - Legal Proceedings" fairly summarize the matters therein described.


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                  (j) This Agreement has been duly authorized, executed and
         delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  (k) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  (l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act , the federal and provincial securities laws of Canada or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

                  (m) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, (iii) the Communications Act of 1934, as amended, and the rules, regulations and administrative orders promulgated thereunder (collectively, the "Federal Communications Law"), (iv) any other statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, or (v) the Permits (as defined in paragraph (y)(i) of this Section 1) .

                  (n) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for such rights as have been effectively waived.

                  (o) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" in the Prospectus and Registration Statement fairly


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         present, on the basis stated in the Prospectus and the Registration
         Statement, the information included therein. The pro forma financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

                  (p) No action, suit or proceeding by or before any court or governmental agency, authority or body, including but not limited to the Federal Communications Commission (the "FCC") or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (q) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

                  (r) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, except where such violation or default would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), or (iii) any statute, law, including but not limited to the Federal Communications Law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, including but not limited to the FCC, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except where such violation or default would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the


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         Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (s) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, and Miller, Kaplan, Arase & Co., LLP, who have certified certain financial statements of Oro Spanish Broadcasting, Inc. and delivered their report with respect to the audited consolidated financial statements of Oro Spanish Broadcasting, Inc., are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                  (t) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

                  (u) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (v) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or pending, and the Company is not aware of any existing or pending labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (w) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such


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         amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (x) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

                  (y) (i) The Company and its subsidiaries possess all licenses, certificates, permits, consents, orders, approvals and other authorizations issued by and have made all declarations and filings with the appropriate Federal, state, local or foreign governmental authorities, including but not limited to the FCC, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to conduct their respective businesses as now or proposed to be conducted as set forth in the Prospectus (the "Permits"), except where the failure to obtain the Permits would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and the Company knows of no reason why any such proceedings might be initiated; (ii) each of the Company and its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to


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         and is in compliance with the terms and conditions of such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or modification thereof or results in any other material impairment of the rights of the holder of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement; and (iii) all of the Permits are valid and in full force and effect, for the maximum term customarily issued, with no material conditions, restrictions or qualifications, except when the invalidity of such Permits or the failure of such Permits to be in full force and effect or the restrictions would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                   (z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (aa) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (bb) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants and (iv) are not subject to any costs, liabilities, or pending or threatened claims or proceedings arising from, relating to or based on the Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits,

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         licenses or other approvals, or costs, liabilities, claims or proceedings would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Except as set forth in the Prospectus, neither the Company nor any of the subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  (cc) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

                  (dd) The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the "Subsidiaries").

                  (ee) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Prospectus under the caption "Business - Patents, Trademarks, Licenses, Franchises and Concessions", (a) to the Company's knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Company's best knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the Company's best knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark,

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         copyright, trade secret or other proprietary rights of others, and the
         Company is unaware of any other fact which would form a reasonable basis for any such claim.

                  (ff) The Company and its subsidiaries have taken initiatives to analyze and address the risk that the computer hardware and software used by them may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and reasonably believe that such risk has been or will be remedied on a timely basis without material expense and will not have a material adverse effect upon the financial condition and results of operations of the Company and its subsidiaries, taken as a whole; and the Company believes, after a reasonable assessment, that each supplier, vendor, customer or financial service organization used or serviced by the Company and its subsidiaries has remedied or will remedy on a timely basis the Year 2000 Problem, except to the extent that a failure to remedy by any such supplier, vendor, customer or financial service organization would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is in compliance with Commission Release Nos. 33-7558 and 33-7609 related to Year 2000 compliance, as amended or supplemented to date.

                  (gg) The statistical and market and industry-related data included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

                  (hh) Except as stated in the Prospectus, the Company does not know of any claims for services, either in the nature of a finder's fee or financial advisory fee, with respect to the offering of the Securities and the transactions contemplated by the Prospectus.

                  (ii) Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), none of the Company or its subsidiaries is in default under any of the contracts described in the Prospectus, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (jj) Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), none of the Company or its subsidiaries has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the

         Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (kk) Each of the Company and its subsidiaries has good and marketable title to all real property described in the Prospectus as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Prospectus or such as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). All leases, contracts and agreements, including those referred to in the Prospectus to which the Company or any of its subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such subsidiary, are valid and enforceable against the other party or parties thereto and are in full force and effect, except where the failure to be valid and enforceable against the other party or other parties thereto or to be in full force and effect would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (ll) Subsequent to the respective dates as of which information is given in the Prospectus and except as described therein,
         (i) the Company and its subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, in either case whether or not in the ordinary course of business and (ii) there shall not have been any change in the capital stock or long-term indebtedness of the Company or any of the subsidiaries.

                  Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

                  (ii) Each Selling Stockholder severally, and not jointly and severally, represents and warrants to, and agrees with, each Underwriter that:

                  (a) Such Selling Stockholder is the record and beneficial owner of the Option Securities free and clear of all liens, encumbrances, equities or claims and have duly indorsed such Option Securities [in blank], and assuming that each Underwriter acquires its interest in the Option Securities it has purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased Option Securities delivered to the Depository

         Trust Company (the "DTC") will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Option Securities purchased by such Underwriter, and no action based on an adverse claim, may be asserted against such Underwriter with respect to such Option Securities.

                   (b) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (c) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act , the federal and provincial securities laws of Canada or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

                  (d) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws or partnership agreement of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

                  (e) Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct in all material respects, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company and its subsidiaries taken as a whole.

                  (f) In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph
         (i)(c) of this Section.

                  Any certificate signed by any officer or representative of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

                  2. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $ per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders named in Schedule II hereto hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 855,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and such Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                  3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [October] , 1999, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

                  Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Stockholders named in Schedule II hereto will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholders named in Schedule II by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders named in Schedule II hereto. If settlement for the Option Securities occurs after the Closing Date, the Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.

                  4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                  5.  AGREEMENTS.

                  (i) The Company agrees with the several Underwriters that:

                  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information,
         (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and
         (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

                  (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                  (f) The Company will not, without the prior written consent of Salomon Smith Barney, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. [CARVE-OUT FOR COMMON STOCK AND OPTIONS TO PURCHASE COMMON STOCK SOLD IN CONNECTION WITH ACQUISITIONS OR JOINT VENTURES UNDER CONSIDERATION BY THE UNDERWRITERS].

                  (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder.

                  (i) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Prospectus.

                  (j) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Salomon Smith Barney will notify the Company as to which Participants will need to be so restricted. The Company will direct the removal of the transfer restrictions upon the expiration of such period of time.

                  (k) The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

                  Furthermore, the Company covenants with Salomon Smith Barney that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

                  (ii) Each Selling Stockholder severally, and not jointly and severally, agrees with the several Underwriters that:

                  (a) Such Selling Stockholder will not, without the prior written consent of Salomon Smith Barney, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any affiliate of the Selling Stockholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of

         180 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts subject to the restrictions in this Section 5(ii)(a) or transfers to its limited partners who take subject to the restrictions in this Section 5(ii)(a).

                  (b) Such Selling Stockholder will not take any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (c) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties which comes to the attention of such Selling Stockholder, (ii) any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder or
         (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus which comes to the attention of such Selling Stockholder.

                  6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have requested and caused Stroock & Stroock & Lavan LLP, counsel for the Company, to have furnished to the Representatives their opinion (which opinion shall not include matters relating to the Federal Communications Law), dated the Closing Date and addressed to the Representatives, to the effect that:

                  (i) each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); notwithstanding the foregoing, either the Company or its relevant subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of Arizona, California, Colorado, Florida, Illinois, New York and Texas;
                  (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interest, claim, lien or encumbrance;

                  (iii) the Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities being sold by the Selling Stockholders are duly listed, and admitted and authorized for trading, on the Nasdaq National Market and the Securities being sold hereunder by the Company are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities except for such as have been effectively waived; and, except as set forth in the Prospectus, to the knowledge of such counsel no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

                  (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body, excluding the FCC, or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and to the knowledge of such counsel there is no license, permit, franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the heading "Business - Legal Proceedings" fairly summarize the matters therein described;

                  (v) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that on the Effective Date or at the Execution Time the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

                  (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                  (vii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

                  (viii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act, the federal and provincial securities laws of Canada or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained;

                  (ix) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company or its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject of which such counsel has knowledge, (iii) any statute, law (excluding the Federal Communications Law), rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body (excluding the FCC), administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties;

                  (x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for such as have been effectively waived;

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

         (c) The Representatives shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, FCC counsel to the Company, to the effect that:

                  (i) the statements in the Prospectus under the headings "Risk Factors," "Business--Radio Stations" and "Business--Federal Regulation of Radio Broadcasting," to the extent that such statements constitute a summary of the Federal Communications Law, fairly summarize the matters therein described;

                  (ii) no consent, approval, authorization, filing with, or order of any court or governmental agency or body is required under the Federal Communications Law to be obtained or made by the Company or any subsidiary of the Company in order for the Company to consummate the transactions contemplated herein;

                  (iii) based upon their review of information publicly available at the FCC conducted on October [ ], 1999, (a) each subsidiary of the Company is the holder of the Permits issued by the FCC (the "FCC Permits") listed opposite such subsidiary's name on Attachment A hereto, (b) the FCC Permits include all FCC licenses, permits and authorizations necessary for each such subsidiary to operate an AM radio broadcast station using the channel or frequency assignment and serving the community of license listed opposite such subsidiary's name on Attachment A, (c) all of the FCC Permits are in full force and effect, and (d) the FCC Permits are not subject to any condition or requirement, other than conditions or requirements that appear on the face of the FCC Permits or pertain to the FCC Permits under generally applicable rules or policies of the FCC except where the failure of such FCC Permits to be in full force and effect or the conditions or restrictions would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

                  (iv) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated [nor the fulfillment of the terms hereof] will conflict with, result in a breach or violation of the terms or provisions of, or constitute a default under (i) the Federal Communications Law or (ii) the FCC Permits; and

                  (v) to their knowledge, there are no published or unpublished FCC orders, decrees or rulings outstanding against the Company or any of its subsidiaries or any pending or threatened actions, suits or proceedings against the Company or any of its subsidiaries by or before the FCC that, in any such case, relate to the revocation or modification of any FCC Permits (other than a modification requested by the Company), or that, if determined adversely to the Company or any of its subsidiaries, would result in a revocation or modification of, any of the FCC Permits except where such revocation or modification would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

                  On Closing Date, Skadden, Arps, Slate, Meagher & Flom LLP shall additionally state that it has reviewed the contents of the Prospectus and the Registration Statement relating to the Federal Communications Law under the headings "Risk Factors," "Business-Radio Stations" and "Business-Federal Regulation of Broadcasting," and, although (except as otherwise expressly stated in opinion (i) above) such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of such statements and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have led it to believe that the contents of the Registration Statement under the aforementioned headings, on the Effective Date or at the Execution Time, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the contents of the Prospectus under the aforementioned headings, as of its date and on the Closing Date, contains contained an untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) The Selling Stockholders shall have requested and caused Stroock & Stroock & Lavan LLP, counsel for the Selling Stockholders, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, to the effect that:

                  (i) this Agreement has been duly executed and delivered by the Selling Stockholders and each Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement the Securities being sold by such Selling Stockholder hereunder;

                  (ii) Assuming that (a) the DTC is a "clearing corporation" as defined in Section 8-102(a)(5) of the UCC, and (b) each of the Underwriters acquires its interest in the Option Securities it has purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased Option Securities from a Selling Stockholder delivered on the date hereof to DTC, made payment thereof pursuant to this Agreement and has had such Option Securities credited to a Securities account of such Underwriter maintained with DTC will have acquired a Securities entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Option Securities, and no action based on an adverse claim may be asserted against such Underwriter.

                   (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act , the federal and provincial securities laws of Canada or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

                  (iv) neither the sale of the Securities being sold by the Selling Stockholders nor the consummation of any other of the transactions herein contemplated by the Selling Stockholders or the fulfillment of the terms hereof by the Selling Stockholders will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, By-laws or partnership agreement of the Selling Stockholders or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling

         Stockholder is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Stockholder.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholders and public officials.

                  (e) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (g) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Stockholder or by a partner of the general partner of a Selling Stockholder which is a limited partnership, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

                  (h) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the six-month period ended June 30, 1999 and as at June 30, 1999, in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

                  (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

                  (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the six-month period ended June 30, 1999, and as at June 30, 1999; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, and directors of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1998, nothing came to their attention which caused them to believe that:

                           (1) any unaudited financial statements included in
                  the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                           (2) with respect to the period subsequent to June 30,
                  1999, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries, or Series A redeemable cumulative preferred stock (other than to give effect to the conversion of 353,906.62 shares of such preferred stock into Common Stock as contemplated in the Prospectus) or Common Stock of the Company (other than to give effect to the 310-for-one stock split contemplated in the Prospectus and the conversion of the Series A redeemable cumulative preferred stock into Common Stock as contemplated in the prospectus) or decreases greater than $________ in the stockholders' equity of the Company, or greater than $________ in net current assets as compared with the amounts shown on the June 30, 1999 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from July 1, 1999 to such specified date there were any decreases greater than $_________ in net revenues, or greater than $_______ in the total or per share amounts of consolidated net loss, or greater than $____ in broadcast cash flow, or greater than $_________ in EBITDA, or any increases greater than $_________________ in borrowing under the Company's bank credit facility except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; [DOLLAR FIGURES FOR LINE ITEM MAXIMUM CHANGE AMOUNTS TO BE DETERMINED]

                           (3) the information included in the Registration
                  Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions, "Summary Consolidated Financial Data", "Unaudited Pro Forma Combined Financial Data", "Selected Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operation", "Capitalization", "Dilution", "Management", "Certain Stockholders", "Certain Transactions", "Description of Capital Stock" and "Shares Eligible for Future Resale" in the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                  (iv) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                  References to the Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

                  (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (j) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  (k) All proceedings taken in connection with the issuance of the Securities and the transactions contemplated herein and all documents and papers relating hereto shall be reasonably satisfactory to the Representatives and counsel to the Underwriters.

                  (l) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

                  (m) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and from all other stockholders of the Company, addressed to the Representatives.

                  (n) On the Closing Date, 353,906.62 shares of the Series A redeemable cumulative preferred stock held by the Selling Shareholders shall have been converted into Common Stock.

                  (o) On the Closing Date, the 310-for-one stock split described in the Prospectus (exclusive of any supplement thereto) shall have occurred.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, at One Liberty Plaza, New York, NY 10006, on the Closing Date.

                  7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholders PRO RATA in proportion to the percentage of Securities to be sold by each shall reimburse the Company on demand for all amounts so paid.

                  8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and each of the Selling Stockholders jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company and the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholders may otherwise have.

                  (b) The Company agrees to indemnify and hold harmless Salomon Smith Barney, and each person, if any, who controls Salomon Smith Barney within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Salomon Smith Barney Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the Securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph
(iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Salomon Smith Barney Entities.

                  (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids, in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                  (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b), (c) or (f) unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b), (c) or (f). The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to paragraph (b) of this Section 8 in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Salomon Smith Barney, for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Salomon Smith Barney within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

         (e) In the event that the indemnity provided in paragraph (a), (b), (c) or (f) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Stockholders, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and by the Underwriters on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder or (ii) Salomon Smith Barney (the "Independent Underwriter") in its capacity as "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Stockholders, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Benefits received by the Independent Underwriter in its capacity as "qualified independent underwriter" shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(e).

                  (f) Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person who controls the Independent Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon Independent Underwriter's acting as a "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Independent Underwriter.

                   (g) The liability of each Selling Stockholder under such Selling Stockholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this
Section 8 shall only apply if the over-allotment option is exercised and shall be limited to an amount equal to the initial public offering price of the Securities (less the underwriting discount) sold by such Selling Stockholder to the Underwriters. Each Selling Stockholder, severally and not jointly and severally, shall only be liable under such Selling Stockholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 to the extent the indemnification and contribution agreements of the Company contained in this
Section 8 are unavailable or insufficient to hold the Underwriters harmless in respect of any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise in connection with the offering contemplated by this Agreement. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

                  9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of

Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                  11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Radio Unica Communications Corp. (fax no.: (305) 463-5001) and confirmed to it at Radio Unica Communications Corp., 8400 N.W. 52nd Street, Suite 101, Miami, FL 33166, attention of Steven E. Dawson; or if sent to the Selling Stockholders, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

                  13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                  "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                  "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                  18. CANADA. Each of the Underwriters hereby covenants and agrees that it will not distribute the Securities in such a manner as to require the filing of a prospectus or similar document (excluding a private placement offering memorandum) with respect to the Securities under the laws of any Province or Territory in Canada.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                      Very truly yours,

                                      Radio Unica Communications Corp.

                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                      Warburg, Pincus Ventures, L.P.

                                      By: Warburg, Pincus & Co.,
                                            General Partner

                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
CIBC World Markets
Donaldson, Lufkin & Jenrette Securities

By:  Salomon Smith Barney Inc.

By:
    ------------------------------------
    Name:
    Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I


UNDERWRITERS                                NUMBER OF UNDERWRITTEN SECURITIES
                                            TO BE PURCHASED

Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
CIBC World Markets
Donaldson, Lufkin & Jenrette Securities


                                                   -------------
         Total
                                                   =============

                                   SCHEDULE II


                            NUMBER OF UNDERWRITTEN      MAXIMUM NUMBER OF OPTION
SELLING STOCKHOLDER:        SECURITIES TO BE SOLD       SECURITIES TO BE SOLD
--------------------        ---------------------       ---------------------

Warburg, Pincus                      0
Ventures, LP
466 Lexington Avenue
New York, New York  10017
(fax no.: (212) 878-6162)
Attn:  John D. Santoleri


                                -------------               -------------
     Total ..............
                                =============               =============

[FORM OF LOCK-UP AGREEMENT]
                                                                       EXHIBIT A



            [LETTERHEAD OF OFFICER, DIRECTOR OR MAJOR STOCKHOLDER OF
                        RADIO UNICA COMMUNICATIONS CORP.]


                        RADIO UNICA COMMUNICATIONS CORP.
                         PUBLIC OFFERING OF COMMON STOCK


                                                                          , 1999

Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
CIBC World Markets
Donaldson, Lufkin & Jenrette Securities
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Radio Unica Communications Corp., a Delaware corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

         In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)) directly or indirectly, including the filing of (or participation in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, other than shares of Common Stock sold to cover over-allotments pursuant to the Underwriting Agreement or disposed of as bona fide gifts subject to the restrictions in this Agreement or transfers to its affiliates who agree in writing to be bound by this Agreement. Nothing in this Agreement will prevent the exercise of options to purchase

Common Stock owned as of the date of this Agreement or the conversion or exchange of securities owned as of the date of this Agreement into Common Stock.

         If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                    Yours very truly,

                                    [SIGNATURE OF OFFICER, DIRECTOR OR MAJOR
                                    STOCKHOLDER]


                                    [NAME AND ADDRESS OF OFFICER, DIRECTOR OR
                                    MAJOR STOCKHOLDER]

                                                                         ANNEX A


         The subsidiaries listed below are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the "Subsidiaries").